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EXHIBIT 6

                        AGREEMENT REGARDING JOINT FILING

     Pursuant to Securities and Exchange Commission Regulation 240.13d-1(k)(l), the undersigned agree that a statement may be filed on behalf of each of the undersigned persons by General Electric Capital Corporation with respect to the Series B Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, the Warrant to purchase 10,984 shares of Series A-2 Convertible Preferred Stock and the Common Stock of Castle Dental Centers, Inc. Further, each of the undersigned agrees that General Electric Capital Corporation, by any of its duly elected officers, shall be authorized to sign from time to time on behalf of the undersigned, any amendments to this Amendment No. 1 to Schedule 13D or any statements on Schedule 13G relating to Castle Dental Centers, Inc. which may be necessary or appropriate from time to time.

Dated: May 21, 2003

                           HELLER FINANCIAL, INC., a Delaware corporation


                           By: /s/ Frederick E. Wolfert
                               ------------------------
                                   Name:  Frederick E. Wolfert
                                   Title: President

                           GENERAL ELECTRIC CAPITAL CORPORATION, a
                           Delaware corporation

                           By: /s/ Frederick E. Wolfert
                               ------------------------
                                   Name:  Frederick E. Wolfert
                                   Title: Vice President


                           GENERAL ELECTRIC CAPITAL SERVICES, INC., a
                           Delaware corporation

                           By: /s/ Barbara Lane
                               ----------------
                                   Name:  Barbara Lane
                                   Title: Attorney-In-Fact

                           GENERAL ELECTRIC COMPANY, a New York
                           corporation

                           By: /s/ Barbara Lane
                               ----------------
                                   Name:  Barbara Lane
                                   Title: Attorney-In-Fact